UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017

China HGS Real Estate Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 28, 2017, China HGS Real Estate, Inc. (the "Company") held the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Three items of business were acted upon by the Company’s stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Xiaojun Zhu	31,576,634	6,053	5,600,374
Shenghui Luo	31,575,419	7,268	5,600,374
Yuankai Wen	31,572,934	9,753	5,600,374
Christy Young Shue	31,572,822	9,865	5,600,374
John Chen	31,571,521	11,166	5,600,374

2.	Ratification of Friedman LLP as the Company’s Independent Auditors

For	Against	Abstain
36,930,602	46,950	205,509

3.	Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
31,574,103	7,554	1,030	5,600,374

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2017	China HGS Real Estate Inc.

	By:	/s/ Xiaojun Zhu
Name: Xiaojun Zhu
Title: Chief Executive Officer and Chairman